DIGITAL ECOSYSTEMS CORP. APPOINTS DIRECTOR

BELLINGHAM, WA, January 10, 2006/MARKETWIRE/ -- Digital Ecosystems Corp. (“Digital”) (OTC BB: DGEO) is pleased to announce today the appointment of Mr. Allan D. Laird to the Board of Directors.

Mr. Laird has extensive international oil and gas industry experience and is an expert in unconventional gas reservoirs. He presently provides engineering and business development services to Falcon Oil & Gas Ltd. of Colorado. Prior to this, Mr. Laird was Executive Vice President of Ledge Resources, a private oil and gas company in Alberta. He also contributed extensively to the development efforts by Ultra Petroleum on the Basin Centered Gas Accumulation (BCGA) project in the Green River Basin of Wyoming. Mr. Laird is the former President and Director of Gemini Energy Corp. and was also the President and a Director of Rapid Technology Corp. He graduated from Queen’s University with a B.Sc. in Mining Engineering in 1980 and is a Registered Professional Engineer in the Province of Alberta.

Management is very pleased by Mr. Laird’s involvement at this juncture in the Company’s growth. His knowledge and particular areas of expertise are sure to prove of significant value in the upcoming months, and we hereby welcome his participation commencing immediately.

Safe Harbor for Forward-Looking Statements:
Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Digital Ecosystems Corp. has little or no control.

ON BEHALF OF THE BOARD

Digital Ecosystems Corp

Gregory L. Lyons, President

Investor Relations Contact: Brad Long 1-866-795-3436